Exhibit 10.1

SUMMARY OF ANNUAL EXECUTIVE BONUS PROGRAM

ImmunoGen does not have a formal incentive or bonus plan for executives.  The Compensation Committee of the our Board of Directors does, however, annually establish key performance criteria, based upon the corporate goals and objectives, to be met by the Company, and may also establish individual objectives for our executives.  The Compensation Committee evaluates the Company’s and the individual’s actual performance against those criteria and, where applicable, individual objectives, in its determination of whether cash incentive or bonus payments should be made to our executives.  Key performance criteria may include any or all of the following: (i) our actual financial performance against our plan for the applicable fiscal year; (ii) meeting certain research and development milestones, including internal product development advancement; and (iii) meeting key targets associated with its collaborations with third parties, including support of partner programs and business development.

Each executive is eligible to receive a target bonus expressed as a percentage of his or her annual base salary which, once set, remains at that level for each subsequent year unless specifically changed by the Compensation Committee.  The actual bonus amount for each executive is determined based on both the Company’s actual performance against its key performance criteria and, if applicable, the executive’s level of accomplishment against his or her predetermined individual performance goals and objectives.  When evaluating the performance of individual executives, the Compensation Committee also considers factors such as changes in business conditions and other relevant external circumstances.  At the discretion of the Compensation Committee, bonuses in excess of the calculated result may be made for exceptional performance or other similar reasons.

The Compensation Committee may set a threshold percentage of Company achievement against its key performance criteria below which bonuses based on Company performance will not be payable.  Assuming the threshold percentage has been achieved, the portion of the executives’ target bonuses tied to Company performance is earned on a pro-rata basis up to achievement of 100% of the Company objectives.  Additional Company performance objectives may also be set by the Compensation Committee that, if achieved, could result in bonus payments in excess of 100% of the portion of an executive’s target bonus based on Company performance.  Where applicable, the individual objectives portion of the executives’ target bonuses may be earned irrespective of whether the threshold for payment of the Company performance bonuses has been achieved or the extent to which the bonuses based on Company performance are payable.